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                                                                      Exhibit 21


                     LIST OF SUBSIDIARIES OF THE REGISTRANT


                                                       STATE OF INCORPORATION OR
SUBSIDIARY                                                     FORMATION
------------------------------------------------------ -------------------------

American Campus Communities, Inc.                               Maryland
American Campus Communities Operating Partnership, LP           Maryland
RAP Student Housing Properties, LLC                             Delaware
American Campus Communities Services, Inc.                      Delaware
American Campus (PVAMU), Ltd.                                    Texas
American Campus (PVAMU IV), Ltd.                                 Texas
American Campus (LAREDO), Ltd.                                   Texas
American Campus (U of H), Ltd                                    Texas
1772 Sweet Home Road, LLC                                       Delaware
ACT-University Village at Boulder Creek, LLC                    Delaware
ACT-Village at Fresno State, LLC                                Delaware
ACT-Village at CSU, LLC                                         Delaware
ACT-Village at Temple, LLC                                      Delaware
SHP-Riverclub, LLC                                              Delaware
SHP-Riverwalk, LLC                                              Delaware
SHP-The Village at Alafaya Club, LLC                            Delaware
SHP-The Village at Science Drive, LLC                           Delaware
SHP-The Village at Blacksburg, LLC                              Delaware
SHP-Commons on Apache, LLC                                      Delaware
SHP-The Village on University, LLC                              Delaware
SHP-The Callaway House, LP                                      Delaware
SHP-Callaway Land, LP                                           Delaware